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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

         This Employment Agreement, (the "Agreement") by and between Presidion Solutions, Inc. a Florida corporation, its subsidiaries and affiliates (collectively the "Company") and James E. Baiers ("Employee") is hereby entered into and effective as of February 12, 2003. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.

1.       Employment and Duties.

         (a) Employee shall be employed as the Company's Executive Vice President and General Counsel and in such other executive capacity as the Board of Directors may decide. Employee's duties may be changed and modified by the Company's Board of Directors. Employee accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote his full-time, attention and efforts to promote and further the business of the Company.

         (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

         (c) Except pursuant to the written approval of the Board of Directors, Employee shall not, during the term of his employment, be engaged in any other business activity pursued for gain, profit or pecuniary advantage. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operations or affairs of the enterprises in which such investments are made, nor violate the terms of paragraph 5.

2. Compensation, Benefits and Executive Perquisites. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) Minimum Base Salary. The Minimum Base Salary payable to Employee shall be $250,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedure. On at least an annual basis, the Board of Directors of the Company will review Employee's performance and make any increase to such base salary if, in its discretion, any such increase is warranted.

         (b) Bonus Plan. Employee shall be eligible for any incentive bonus plan developed for the Company's key employees.

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         (c) Benefits and Perquisites. Employee shall be entitled to receive benefits and perquisites from the Company in such form and to such extent as specified below:

                  (i) participation for Employee and Employee's dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, with benefits provided to Employee to be at least equal to such benefits provided to similarly situated Company executives.

                  (ii) paid vacation as determined by the Board of Directors for its executive officers, but not less than four (4) weeks in each calendar year (prorated for any calendar year in which employment is less than a full year). Vacation days shall be taken at such time as the parties mutually agree, acting reasonably, giving regard to the performance of the essential duties of the Employee. Employee shall also be entitled to all paid holidays given to the Company's executive officers.

                  (iii) reimbursement for all costs and charges for the use of a cellular telephone of the Employee's choice.

                  (iv) $1,500 per month for the use of an automobile of Employee's choice. This reimbursement shall include Employee's expense to lease or purchase the vehicle, obtain insurance, and maintain and operate the vehicle (i.e. gasoline, oil and regular maintenance).

                  (v) reimbursement in an amount not to exceed $1,000 per month for the dues and fees of a club of Employee's choice. Reimbursement for food, beverage and entertainment at such club must qualify as a business expense and be submitted under Section 2(c) (vi) of this Agreement.

                  (vi) reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of the services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail and submitted in a format and manner consistent with the Company's expense reporting policy.

3. Place of Performance. The principal place of performance of Employee's duties shall be at the Company's corporate headquarters in Troy, Michigan. Employee understands and agrees that he may be required to spend substantial time at other locations where the Company has facilities, but in no event shall the Employee be required to spend more than 180 days in any calendar year performing his duties away from the Company's Michigan headquarters.

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4.       Term and Termination. The term of this Agreement shall begin on the date hereof and continue for five (5) years. (the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) Death. Upon the death of Employee, the Company shall pay the Minimum Base Salary in effect at the date of death, Benefits and Perquisites required by this Agreement to Employee's heirs or estate, to be paid when and as if they would have been paid but for the Employee's death, for the full remaining Term of this Agreement.

         (b) Disability. Upon the Disability of Employee, the Company shall pay the Minimum Base Salary in effect at the date of disability, Benefits and Perquisites required by this Agreement to Employee, his trustee or conservator, to be paid when and as if they would have been paid but for the Employee's Disability, for the full remaining Term of this Agreement. For purposes of this Agreement only, "Disability" shall mean that the Employee, as a result of a physical or mental illness or injury, cannot perform in the usual manner enough of the substantial and material duties to be able to successfully continue in such capacity. Employee shall submit to all reasonable requests for physical and mental examinations by physicians of Company's choosing. The Company shall have the sole discretion of determining whether Employee is disabled for purposes of this Agreement.

         (c) Change of Control. In the event of a Change of Control, Employee shall have the option to terminate this Agreement. In such case, the provisions of Section 4(e) of this Agreement shall apply as if the Company had terminated this Agreement Without Good Cause. A Change of Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

                  (i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 30% of the Company Voting Securities unless such acquisition has been approved by the Board;

                  (ii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding

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shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                  (iii) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

         (d) By the Company for Good Cause. The Company may terminate this Agreement at any time for "Good Cause", which shall be limited to: (i) fraud or intentional misconduct in the performance of Employee's duties which are materially injurious to the Company, (ii) the appropriation of a business opportunity of Company (iii) the misappropriation of Company funds or property, or (iv) the conviction, guilty plea, or plea of no contest to any felony which results in the incarceration of the Employee. In the event this Agreement is terminated by the Company for Good Cause, Company will have no further obligations to make payments or provide benefits under this Agreement.

         (e) By the Company Without Good Cause. If the Company terminates Employee without Good Cause, the Company shall pay the Minimum Base Salary in effect at the date of termination, Benefits and Perquisites required by this Agreement to Employee (or his heirs or estate upon his death), to be paid when and as if they would have been paid but for the Employee's termination, for the full remaining Term of this Agreement.

         (f) By Employee for Good Cause. Employee may, at his option, after complying with this Section 4(f), terminate this Agreement in the event of a material breach of the terms of this Agreement by the Company. Employee shall be required to give written notice to the Company setting forth with particularity the nature of the material breach. The Company shall have thirty (30) days following its receipt of Employee's written notice in which to cure its breach before Employee's termination of this Agreement shall be effective. In the event Employee's termination shall be effective under this Section 4(f), the Company shall pay the Minimum Base Salary in effect at the date of termination, Benefits and Perquisites required by this Agreement to Employee (or his heirs or estate upon his death), to be paid when and as if they would have been paid but for the Employee's termination, for the full remaining Term of this Agreement. If Employee terminates this Agreement without good cause (e.g., other than in accordance with this Section 4(f)), he shall not be entitled to receive any further compensation or benefits under the terms hereof.

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5.       Non Competition and Proprietary Information.

         (a) Non Competition. Employee will not, during the period of Employee's employment with the Company, and for a period of one (1) year immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for Employee or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engaged, as an officer, director, shareholder, owner, partner, joint venturer, or in any other capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business offering any services or products in competition with the Company within the States of Florida or Michigan. (the "Territory");

                  (ii) call upon any person within the Territory who is an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from employment with the Company;

                  (iii) call upon any person or entity which is, or which has been, within one (1) year prior to that time, a customer of the Company within the Territory for the purpose of soliciting or selling products or services in competition with Company; or

                  (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of a competitor, which candidate was, to Employee's knowledge, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity.

         (b) Proprietary Information. Company is engaged in a highly competitive profession and relies substantially upon maintaining the confidentiality of its Proprietary Information for the purpose of establishing and maintaining certain competitive advantages. This Proprietary Information includes, but is not limited to: names, addresses and contacts of clients and prospective clients, all information concerning Company's computer programs, software, processes, manuals, instructions, methods, management, financial affairs, purchasing, sales, marketing and business plans. As a condition of employment, Employee is obligated not to disclose or to use, except in his work for Company, any Proprietary Information. This obligation exists both during and after Employee's employment and for so long as the information remains confidential.

6. Return of Company Property. All records, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company, or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, as the case may be, and be subject at all

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times to its direction and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company held by Employee shall be delivered promptly to the Company without request upon termination of Employee's employment.

7. Complete Agreement. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the subject matter of this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the parties and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by a writing signed by the party waving the benefit of such term.

8. Severability, Headings. If any portion of this Agreement is held invalid or in operative, the other portions of this Agreement shall be deemed valid and operative and, so far as is possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

9. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Michigan.

PRESIDION SOLUTIONS, INC.                            EMPLOYEE

/S/ Craig Vanderburg                                 /S/ James E. Baiers
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Craig A. Vanderburg, President                       James E. Baiers